UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, Peter G. Milner, M.D., resigned as our President, Research and Development and member of our Board of Directors, or the Board, effective as of June 15, 2010.  Dr. Milner’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices, or regarding the general direction of our company.

In connection with Dr. Milner’s resignation, we have entered into a separation and consulting agreement with Dr. Milner, dated June 2, 2010, or the Separation Agreement.  Pursuant to the Separation Agreement, we have agreed to make two lump sum payments to Dr. Milner, each in an amount equal to six months of his base salary, less standard withholdings and deductions, together with up to 12 months of premiums necessary to continue his current health insurance coverage.  In addition, the vesting of Dr. Milner’s outstanding equity awards, with the exception of the restricted stock units granted to Dr. Milner on February 25, 2010, will accelerate such that all of the shares subject to such awards shall be deemed vested and exercisable.  As a condition of receiving these payments and the equity acceleration, Dr. Milner executed a general release of claims against us.

Under the terms of the Separation Agreement, Dr. Milner has also agreed to provide consulting services to us for at least 12 months following the effective date of his resignation.  Dr. Milner will provide no more than 30 hours of consulting services per month.  Dr. Milner will receive no additional consideration for his consulting services other than the separation payments and other benefits provided by the Separation Agreement, provided that he will receive $400.00 per hour in consulting fees for any consulting services in excess of 16 hours per month.  This description is qualified in its entirety by reference to the copy of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 2, 2010, we issued a press release announcing Dr. Milner’s resignation. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated June 2, 2010, by and between ARYx Therapeutics, Inc. and Peter G. Milner, M.D.
99.1	Press Release, dated June 2, 2010, entitled “ARYx Announces Resignation of Peter G. Milner, President Research and Development.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 3, 2010

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated June 2, 2010, by and between ARYx Therapeutics, Inc. and Peter G. Milner, M.D.
99.1	Press Release, dated June 2, 2010, entitled “ARYx Announces Resignation of Peter G. Milner, President Research and Development.”